Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS CONSOLIDATED NET INCOME OF $6.4 MILLION, OR

$0.12 PER DILUTED SHARE FOR THE FOURTH QUARTER AND $24.6

MILLION, OR $0.46 PER DILUTED SHARE FOR 2013

Operating Performance Highlighted by Strong Loan Growth

And Consistent Earnings

•	Loan Growth – Loans outstanding were $2.37 billion, up 15% from the prior quarter and 26% for the full year.

•	New Loan Volume – New funded loan volume was $549 million, including a portfolio purchase, in the fourth quarter and $1.3 billion for the year, up 26% from 2012.

•	Credit Costs – Provision for credit losses were consistent with the prior quarter and down $2.9 million, or 23%, for the full year.

•	Asset Quality – NPAs increased to 3.6% of loans from 2.7% for the prior quarter, but were down from 4.8% of loans at December 31, 2012.

•	Revenue – Risk-adjusted revenue[1] was up slightly from the prior quarter and 4% higher for the year due to an increase in fee revenue and lower credit costs.

•	Net Interest Margin – Margin widened slightly to 3.41% for the fourth quarter from 3.35% in the prior quarter, but narrowed to 3.90% from 4.34% for the year as improvement in portfolio yield was more than offset by higher cost of funds and leverage.

Boston, February 12, 2014 – NewStar Financial, Inc. (NASDAQ: NEWS), a specialized commercial finance company, today reported consolidated net income of $6.4 million, or $0.12 per diluted share for the fourth quarter of 2013. Net income excluding the results of the Arlington Fund, a consolidated variable interest entity (“VIE”), was $6.2 million2. These results compare to net income of $6.4 million, or $0.12 per diluted share in the third quarter of 2013 and $6.2 million, or $0.12 per diluted share in the fourth quarter of 2012. Operating income before income taxes was $9.4 million for the fourth quarter of 2013 compared to $9.9 million in the third quarter of 2013 and $10.3 million in the fourth quarter of 2012.

The company also reported that consolidated net income for 2013 increased to $24.6 million, or $0.46 per diluted share, compared to $24.0 million, or $0.45 per diluted share in 2012. Net income excluding the results of the Arlington Fund was $24.3 million or $0.46 per diluted shares for 2013.

[1]	Risk-adjusted revenue is a non-GAAP financial measure. See “Non-GAAP Financial Measures” at the end of this press release and page 13 for reconciliation to GAAP net income.
[2]	Net Income excluding the results of the new Arlington Fund is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and page 13 for reconciliation to GAAP net income.

“I am pleased to report that we finished the year with another quarter of solid operating results highlighted by strong loan growth and consistent earnings. Origination volume increased to $1.3 billion for the year and net loan growth was 26%. Earnings for the year increased nearly 3%.” said Tim Conway, NewStar’s Chairman and Chief Executive Officer. “We also continued to make significant progress on other key objectives through the year, including re-levering the balance sheet, launching a new managed credit fund, and significantly reducing NPAs,” he added. “On the funding side, we completed several milestone transactions, increasing balance sheet leverage to 3.2x and received a BB- rating from S&P. Our stock has also performed well as the market continues to recognize the value of asset origination platforms like NewStar,” he concluded.

Managed and Owned Loan Portfolios

•	Total new funded loan volume was approximately $549 million in the fourth quarter compared to $284 million in the prior quarter and $401 million in the fourth quarter of the prior year. Higher volumes reflected increased demand for acquisition financing from financial sponsors compared to the prior period and the impact of a portfolio purchase. Loan volume was approximately $1.3 billion for the year up 26% from $1.0 billion for 2012.

•	Origination volume in the fourth quarter included the purchase of $218 million of seasoned loans from the NewStar Credit Opportunities Fund, which was completed as of December 17, 2013 (the “NCOF portfolio purchase”). The portfolio included a mix of revolving credit facilities and term loans in which the fund was a co-lender with NewStar. Term loans were purchased at a price equal to the par value of the loans and revolving credit facilities were purchased at a discount to par.

•	Consolidated loans increased by 15% from the prior quarter and 26% since the end of 2012, reflecting the purchase of loans from the NewStar Credit Opportunities Fund and new loan volume, as well as, the consolidation of loans managed in the Arlington Fund.

•	Excluding loans in the Arlington Fund, the owned loan portfolio increased 14% from the prior quarter and 17% from the end of last year to $2.2 billion as of December 31, 2013.

•	The Leveraged Finance loan portfolio, excluding loans in the Arlington Fund, increased by $246 million during the fourth quarter of 2013 to over $1.8 billion, while asset-based loans and leases in our Business Credit portfolio increased 4% to $237 million.

•	Assets managed for third party institutional investors, including the Arlington Fund, decreased to $266 million at December 31, 2013 reflecting the sale of assets from the NewStar Credit Opportunities Fund.

•	Asset-based lending and equipment finance business lines originated approximately $12 million and $20 million, respectively, in the fourth quarter of 2013, or 11% of new loan volume retained on the balance sheet, excluding the NCOF portfolio purchase.

•	Real estate loans increased by $13 million, or 12%, during the quarter to $123 million, or 5.2% of consolidated loans as we originated one new real estate loan.

•	The owned loan portfolio (excluding the Arlington Fund) remained balanced across industry sectors and highly diversified by issuer. As of December 31, 2013, no outstanding borrowings by a single obligor represented more than 1.4% of total loans outstanding, and the ten largest obligors comprised approximately 9.5% of the loan portfolio.

Arlington Fund

•	Loans managed for the benefit of the Arlington Fund and consolidated into NewStar’s results increased to $173 million as of December 31, 2013 from $130 million as of September 30, 2013.

•	Borrowings under the Fund’s warehouse credit facilities were approximately $120 million and the Fund’s membership interests characterized as debt in accordance with GAAP were $29 million at December 31, 2013.

•	The net results (after-tax) of the Fund included in NewStar’s financial statements as a consolidated VIE were $0.6 million in the fourth quarter, or approximately $0.01 per share, up from $0.5 million in the third quarter of 2013.

Net Interest Income / Margin

•	Net interest income increased to $21.1 million for the fourth quarter of 2013 compared to $19.5 million for the third quarter of 2013 and $24.0 million in the fourth quarter of 2012. Net interest income for 2013 was $86.8 million down from $88.4 million in 2012 as increased interest income was more than offset by higher interest expense due to increasing cost of funds and higher leverage.

•	The portfolio yield increased to 6.37% in the fourth quarter of 2013 compared to 6.33% in the prior quarter, and 6.88% in the fourth quarter of 2012. The portfolio yield for 2013 was 6.68% up from 6.54% in 2012 as the negative impact of non-accruing loans decreased.

•	Net interest margin widened to 3.41% for the fourth quarter of 2013 compared to 3.35% for the third quarter of 2013 as net interest income increased $1.6 million from the third quarter and interest expense increased $0.8 million. The increase in interest income was due primarily to higher average interest earning assets and improvements in the portfolio yield. The increase in interest expense reflected higher average borrowings due primarily to the completion of a new term debt securitization and advances under warehouse lines, as well as, the consolidation of the Arlington Fund’s debt. The margin was 3.90% for the year, down from 4.34% in 2012 as higher debt levels and increases to the cost of funds offset improvements in the portfolio yield.

Non-Interest Income

•	Non-interest income was $3.8 million for the fourth quarter of 2013, down from $5.1 million for the third quarter of 2013, and $3.8 million for the fourth quarter of 2012. The change from the third quarter was due primarily to certain items in the prior quarter that did not recur in the fourth quarter, including a $1.1 million increase in the value of an equity position retained in connection with a restructuring of an impaired loan, a $0.5 million decrease in income recognized through equity method of accounting for interests in impaired borrowers and a $0.4 million gain on a debt repurchase during the third quarter of 2013.

•	Non-interest income was $13.6 million for the year, up $2.0 million from $11.6 million for 2012 due primarily to positive valuation adjustments and gains on interests retained in connection with restructurings of impaired loans, as well as, the recognition of revenue from OREO currently being managed by the Company, which prior to 2013, was reported net of related expenses and is now recognized on a gross basis in the Company’s financial results. Lower gains on debt repurchases partly offset those benefits.

•	Other non-interest income in the fourth quarter of 2013 consisted primarily of $0.5 million of asset management income, a $0.7 million gain recognized on the sale of an equity position in a borrower, $0.6 million of placement and structuring fees, $0.5 million of unused fees on revolving credit commitments, and $0.3 million of amendment and exit fees. It also included approximately $0.7 million of revenue related to OREO currently being managed by the Company.

Expenses

•	Operating expenses increased by $0.7 million to $12.2 million in the fourth quarter of 2013 compared to $11.5 million in the third quarter of 2013 due to slightly higher compensation, general and administrative expenses, and operating expense related to OREO currently being managed by the Company, which, prior to 2013, was reported net of related revenue as part of non-interest income and is now recognized as an expense on a gross basis in the Company’s financial results.

•	Operating expenses excluding non-cash equity compensation[3] were $11.5 million in the fourth quarter of 2013, or 1.8% of average assets on an annualized basis, compared to $10.8 million in the prior quarter.

•	The efficiency ratio excluding non-cash equity compensation[4] in the fourth quarter of 2013 was 46.2% compared to 43.8% in the prior quarter.

•	The Company had 101 full-time employees as of December 31, 2013 and at September 30, 2013.

Income Taxes

•	Deferred income taxes decreased to $30.2 million as of December 31, 2013 compared to $30.7 million as of September 30, 2013 due primarily to a decrease in the allowance for credit losses, as well as the related timing differences of when credit costs are recognized according to GAAP and when they are excluded for income tax.

•	Approximately $20.4 million and $8.5 million of the deferred tax asset as of December 31, 2013 were related to our allowance for credit losses and equity compensation, respectively.

Loan Credit Quality

•	Total credit costs (including provision for credit losses and losses on OREO or interests retained in connection with workouts of impaired loans) in the fourth quarter of 2013 decreased by $0.1 million to $2.3 million from $2.4 million in the prior quarter.

•	Specific provision expense was approximately $1.8 million in the fourth quarter of 2013, down from $2.4 million in the prior quarter.

•	The allowance for credit losses was $41.9 million, or 1.80% of consolidated loans and approximately 59% of NPLs, at December 31, 2013, compared to $40.4 million, or 2.01% of loans and approximately 97% of NPLs, at September 30, 2013. The decrease in the allowance as a percentage of consolidated loans partly reflects the increase in loans held by the Arlington Fund that are consolidated into NewStar’s results and the impact of the NCOF portfolio purchase, for which an allowance for credit losses was not established at acquisition as the transaction was recorded at fair value in accordance with GAAP.

•	Non-performing assets increased by $29.6 million, or 54%, from the prior quarter as three legacy impaired loans totaling approximately $36.0 million were placed on non-accrual and one loan totaling $5.3 million was returned to accrual status. Net charge-offs on non-performing assets totaled $0.9 million in the quarter.

•	At December 31, 2013, loans with an aggregate outstanding balance of $70.7 million (net of charge-offs), or 3.04% of consolidated loans, were on non-accrual status compared to loans with an aggregate outstanding balance of $41.7 million (net of charge-offs), or 2.07% of loans at September 30, 2013. Non-performing assets, net of charge-offs, specific reserves and other adjustments were $84.2 million, or 3.60% of consolidated loans as of December 31, 2013.

Funding and Capital

•	Total cash and equivalents as of December 31, 2013 were $213.3 million, of which $43.4 million was unrestricted. Unrestricted cash decreased from approximately $88.0 million at September 30, 2013 as cash was used primarily to partly fund new loan origination, including the NCOF portfolio purchase. Restricted cash decreased from approximately $274.3 million to $167.9 (excluding cash at the Arlington Fund) million due primarily to timing differences in settlement dates of CLO trusts and other non-recourse, secured financing arrangements. Restricted cash at the Arlington Fund totaled $2.0 million.

[3]	Operating expenses excluding non-cash equity compensation is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and page 13 for reconciliation of non-GAAP to GAAP measurements.
[4]	Efficiency ratio excluding non-cash equity compensation is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and page 13 for reconciliation of non-GAAP to GAAP measurements.

•	Advances under credit facilities increased by approximately $197 million to partly fund net loan growth. A credit facility provided by Wells Fargo used to fund leveraged finance activity was amended during the quarter to increase the commitment amount by $100.0 million to $275.0 million.

•	Advances under a repurchase agreement increased by approximately $40 million to partly fund a new commercial mortgage and other commercial real estate loans that were previously funded in a term debt securitization. The repurchase agreement with Macquarie Bank Limited was amended in October to extend the maturity date by one year to June 2017 and to provide $25.5 million of additional advances for existing eligible assets, which also provided $15.0 million to fund an additional commercial mortgage loan and released $41.1 million of previously restricted cash from principal collections held as collateral.

•	Term debt decreased by approximately $90 million at December 31, 2013 due primarily to the retirement of notes issued through a term debt securitization completed in 2005 that were called in October at par.

•	Total debt increased by approximately $151.7 million to $1,962.2 million at December 31, 2013, which drove an increase in balance sheet leverage to 3.2x from 3.0x at September 30, 2013. The increase was due primarily to the higher advances under the leveraged finance credit facility with Wells Fargo, the additional advances under the credit facility with Macquarie, and an increase in borrowing by the Arlington Fund.

Book Value

•	Book value per share was $12.68 at the end of the fourth quarter of 2013, up $0.15 from $12.53 at the end of the prior quarter and up $0.62 from $12.06 at the end of the fourth quarter of 2012 primarily due to net income, the amortization of equity compensation into stockholders’ equity and an increase in the value of investments in debt securities.

Share Count

•	Average diluted shares outstanding were 53.0 million shares for the quarter, which was up slightly from 52.7 million shares for the prior quarter. Total outstanding shares at December 31, 2013 were 48.7 million, equal to September 30, 2013.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-755-7419 approximately 5-10 minutes prior to the call. International callers should dial 973-200-3080. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through February 19, 2014 by dialing 855-859-2056. International callers should call 404-537-3406. For all replays, please use the passcode 47169012. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle market. The Company specializes in providing senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisition and recapitalization, as well as, equipment purchases. NewStar originates loans and leases directly through a team of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $35 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Atlanta GA, Chicago IL, Dallas TX, Los Angeles CA, New York, NY, Philadelphia, PA, Portland OR and San Francisco CA. For more detailed information, please visit our website at www.newstarfin.com.

For information contact:

Robert K. Brown	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2558	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
rbrown@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2012 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Annual Report on Form 10-K for the year ended December 31, 2013 with the SEC on or before March 17, 2014 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

Net income excluding the Arlington Fund (“Managed VIEs”) is a non-GAAP performance measure that we use to assess our business without giving effect to the consolidation of the Arlington Fund. Although, we consolidate all of the assets and liabilities of the Arlington Fund in accordance with GAAP, our maximum exposure to loss is limited to our investments in membership interests in Arlington Fund as well as our loan receivable and any accrued management fees receivable by us from the Arlington Fund. Since these items that define our economic relationship with Arlington Fund are eliminated upon consolidation, management uses net income excluding managed VIEs to assess its core economic performance. In addition, we manage the assets of the Arlington Fund solely for the benefit of its investors and lenders. If we were to liquidate, the assets of the Arlington Fund would not be available to our general creditors, and as a result, we do not consider the assets of the Arlington Fund to be part our assets. Conversely, the investors in the debt of Arlington Fund have no recourse to our general assets. Therefore, the Arlington Fund’s debt is not considered the Company’s obligation.

References to “risk-adjusted revenue” mean the sum of net interest income after provision for credit losses as determined under GAAP and non-interest income as determined under GAAP. NewStar management uses “risk adjusted revenue” to make operational and investment decisions, and NewStar believes that it provides useful information to investors in their evaluation of our financial performance and condition. A calculation of risk-adjusted revenue is included on page 13 of this release.

References to “operating expenses, excluding non-cash equity compensation” mean operating expenses as determined under GAAP, excluding compensation expense related to restricted stock grants and option grants. GAAP requires that these items be included in operating expenses. NewStar management uses “operating expenses, excluding non-cash equity compensation” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants and option grants eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of operating expenses, excluding non-cash equity compensation to operating expenses is included on page 13 of this release.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	December 31, 2013	September 30, 2013	December 31, 2012

Assets:
Cash and cash equivalents	$43,401	$87,972	$27,212
Restricted cash	167,920	274,299	208,667
Investments in debt securities, available-for-sale	22,198	22,032	21,127
Loans held-for-sale, net	14,831	15,793	51,602
Loans and leases, net	2,095,250	1,828,193	1,720,789
Deferred financing costs, net	21,386	21,949	19,064
Interest receivable	7,415	9,952	9,003
Property and equipment, net	833	323	433
Deferred income taxes, net	30,238	30,658	42,463
Income tax receivable	2,007	8,102	4,311
Other assets	24,983	32,181	52,399

Subtotal	2,430,462	2,331,454	2,157,070
Assets of Consolidated Variable Interest Entity (VIE):
Restricted cash	1,950	2,009
Loans, net	171,427	129,218
Deferred financing costs, net	997	1,011
Interest receivable	1,079	898
Other assets	946	4,290

Total assets of Consolidated VIE	176,399	137,426

Total assets	$2,606,861	$2,468,880	$2,157,070

Liabilities:
Credit facilities	$332,158	$162,280	$229,941
Term debt	1,412,374	1,502,700	1,221,764
Repurchase agreements	67,954	27,476	30,583
Accrued interest payable	6,333	3,182	3,330
Accounts payable	588	1,486	404
Other liabilities	19,623	42,585	76,231

Subtotal	1,839,030	1,739,709	1,562,253
Liabilities of Consolidated VIE:
Credit facilities	120,344	93,048
Accrued interest payable — credit facilities	434	368
Subordinated debt — Fund membership interest	29,413	25,061
Accrued interest payable — Fund membership interest	843	766

Total liabilities of Consolidated VIE:	151,034	119,243

Total liabilities	1,990,064	1,858,952	1,562,253

NewStar Financial, Inc. stockholders' equity	615,552	609,270	594,817
Retained earnings of Consolidated VIE	1,245	658

Total stockholders' equity	616,797	609,928	594,817

Total liabilities and stockholders’ equity	$2,606,861	$2,468,880	$2,157,070

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	December 31, 2013	September 30, 2013	December 31, 2012

Net interest income:
Interest income	$32,283	$30,370	$33,000
Interest expense	12,173	11,703	8,984

Net interest income	20,110	18,667	24,016
Provision for credit losses	2,309	2,381	5,899

Net interest income after provision for credit losses	17,801	16,286	18,117
Non-interest income:
Fee income	1,079	1,050	1,221
Asset management income	511	592	796
Loss on derivatives	(12)	(45)	(57)
Gain on sale of loans	—	—	753
Other income	2,239	3,534	1,082

Total non-interest income	3,817	5,131	3,795
Operating expenses:
Compensation and benefits	7,652	7,405	8,038
General and administrative expenses	4,541	4,120	3,531

Total operating expenses	12,193	11,525	11,569

Operating income before income taxes	9,425	9,892	10,343
Results of Consolidated VIE
Interest income	2,430	1,991
Interest expense — credit facilities	853	692
Interest expense — Fund membership interest	571	433
Other income	17	18
Operating expenses	64	10

Net results from Consolidated VIE	959	874
Income before income taxes	10,384	10,766	10,343
Income tax expense	4,024	4,329	4,131

Net income	$6,360	$6,437	$6,212

Non-GAAP after tax adjustments to net income:
Net results of Consolidated VIE	(587)	(523)
Interest income from loan to Consolidated VIE (1)	199	135
Interest income from Fund membership interest (2)	58	43
VIE management fee (3)	147	115
Fund membership interest dividend	50	—

Net income excluding managed VIE	$6,227	$6,207

Net income per share:
Basic	$0.13	$0.13	$0.13
Diluted	$0.12	$0.12	$0.12
Net income excluding managed VIE per share:
Basic	$0.13	$0.13
Diluted	$0.12	$0.12
Weighted average shares outstanding:
Basic	48,673,204	48,613,236	47,407,192
Diluted	53,016,813	52,718,067	52,975,040

(1)	Interest income earned by NewStar from the $19.4 million B Note with Arlington Fund which is eliminated in consolidation of the VIE.
(2)	Interest income earned by NewStar from its membership interest in Arlington Fund which is characterized as debt for consolidation and eliminated in consolidation of the VIE.
(3)	Management fee earned by NewStar which is eliminated in consolidation of the VIE.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Year Ended December 31,
($ in thousands, except per share amounts)	2013	2012
Net interest income:
Interest income	$127,684	$123,945
Interest expense	42,971	35,591

Net interest income	84,713	88,354
Provision for credit losses	9,738	12,651

Net interest income after provision for credit losses	74,975	75,703
Non-interest income:
Fee income	3,670	4,619
Asset management income	2,482	2,984
Loss on derivatives	(143)	(315)
Gain on sale of loans	72	335
Other income	7,431	3,948

Total non-interest income	13,512	11,571
Operating expenses:
Compensation and benefits	32,672	31,139
General and administrative expenses	16,726	15,158

Total operating expenses	49,398	46,297

Operating income before income taxes	39,089	40,977
Results of Consolidated VIE
Interest income	5,321
Interest expense — credit facilities	1,879
Interest expense — Fund membership interest	1,353
Other income	51
Operating expenses	78

Net results from Consolidated VIE	2,062
Income before income taxes	41,151	40,977
Income tax expense	16,556	17,000

Net income	$24,595	$23,977

Non-GAAP after tax adjustments to net income:
Net results of Consolidated VIE	(1,245)
Interest income from loan to Consolidated VIE (1)	443
Interest income from Fund membership interest (2)	135
VIE management fee (3)	311
Fund membership interest dividend	50

Net income excluding managed VIE	$24,289	$23,977

Net income per share:
Basic	$0.51	$0.51
Diluted	$0.46	$0.45
Net income excluding managed VIE per share:
Basic	$0.50	$0.51
Diluted	$0.46	$0.45
Weighted average shares outstanding:
Basic	48,157,319	47,370,095
Diluted	53,198,652	52,733,552

(1)	Interest income earned by NewStar from the $19.4 million B Note with Arlington Fund which is eliminated in consolidation of the VIE
(2)	Interest income earned by NewStar from its membership interest in Arlington Fund which is characterized as debt for consolidation and eliminated in consolidation of the VIE.
(3)	Management fee earned by NewStar which is eliminated in consolidation of the VIE.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	December 31, 2013	September 30, 2013	December 31, 2012

Performance Ratios:
Return on average assets	1.01%	1.10%	1.17%
Return on average equity	4.11	4.24	4.18
Net interest margin, before provision	3.41	3.35	4.58
Efficiency ratio	49.13	46.73	41.71
Portfolio yield	6.37	6.33	6.88
Credit Quality Ratios:
Delinquent loan rate for loans 60 days or more
past due (at period end)	0.22%	0.31%	3.59%
Delinquent loan rate for accruing loans 60 days
or more past due (at period end)	—	—	1.17
Non-accrual loan rate (at period end)	3.04	2.07	4.05
Non-performing asset rate (at period end)	3.60	2.69	4.77
Annualized net charge off rate (end of period loans)	0.15	0.18	3.38
Annualized net charge off rate (average period loans)	0.17	0.18	3.23
Allowance for credit losses ratio (at period end)	1.80	2.01	2.78
Capital and Leverage Ratios:
Equity to assets	23.66%	24.70%	27.58%
Debt to equity	3.18x	2.97x	2.49x
Book value per share	$12.68	$12.53	$12.06
Average Balances:
Loans and other debt products, gross	$2,160,762	$2,025,605	$1,904,385
Interest earning assets	2,457,831	2,310,809	2,086,945
Total assets	2,491,492	2,327,339	2,113,375
Interest bearing liabilities	1,838,145	1,723,305	1,430,521
Equity	613,154	601,864	591,570
Allowance for credit loss activity:
Balance as of beginning of period	$40,445	$38,959	$59,351
General provision for credit losses	464	(65)	(1,952)
Specific provision for credit losses	1,845	2,446	7,851
Net charge offs	(900)	(895)	(15,286)

Balance as of end of period	$41,854	$40,445	$49,964

Supplemental Data (at period end):
Investments in debt securities, gross	$25,298	$25,298	$25,298
Loans held-for-sale, gross	14,897	15,829	52,120
Loans held-for-investment, gross	2,325,144	2,014,049	1,796,845

Loans and investments in debt securities, gross	2,365,339	2,055,176	1,874,263
Unused lines of credit	326,231	293,740	245,483
Standby letters of credit	6,880	6,287	4,497

Total funding commitments	$2,698,450	$2,355,203	$2,124,243

Loans held-for-sale, gross	$14,897	$15,829	$52,120
Loans held-for-investment, gross	2,325,144	2,014,049	1,796,845

Total loans, gross	2,340,041	2,029,878	1,848,965
Deferred fees, net	(17,130)	(16,677)	(26,938)
Allowance for loan losses — general	(18,099)	(17,627)	(19,423)
Allowance for loan losses — specific	(23,304)	(22,370)	(30,213)

Total loans, net	$2,281,508	$1,973,204	$1,772,391

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Year Ended December 31,
($ in thousands)	2013	2012
Performance Ratios:
Return on average assets	1.08%	1.17%
Return on average equity	4.07	4.14
Net interest margin, before provision	3.90	4.34
Efficiency ratio	49.30	46.46
Portfolio yield	6.68	6.54
Credit Quality Ratios:
Annualized net charge off rate (end of period loans)	0.77	1.49
Annualized net charge off rate (average period loans)	0.91	1.43
Average Balances:
Loans and other debt products, gross	$1,988,416	$1,893,571
Interest earning assets	2,223,908	2,036,526
Total assets	2,275,309	2,051,565
Interest bearing liabilities	1,627,816	1,414,967
Equity	604,787	579,083
Allowance for credit loss activity:
Balance as of beginning of period	$49,964	$64,112
General provision for credit losses	(1,421)	(4,002)
Specific provision for credit losses	11,159	16,653
Net charge offs	(17,848)	(26,799)

Balance as of end of period	$41,854	$49,964

NewStar Financial, Inc.

Non-GAAP Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	December 31, 2013	September 30, 2013	December 31, 2012
Performance Ratios:
Efficiency ratio	46.15	43.77	35.03
Consolidated Statement of Operations Adjustments (1):
Operating expenses	$12,257	$11,535	$11,569
Less: non-cash equity compensation expense (2)	743	731	1,827

Adjusted operating expenses	$11,514	$10,804	$9,742

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
Risk-adjusted revenue
Net interest income after provision for credit losses	$18,807	$17,152	$18,117
Non-interest income	3,834	5,149	3,795

Risk-adjusted revenue	$22,641	$22,301	$21,912

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants and option grants.

NewStar Financial, Inc.

Non-GAAP Selected Financial Data

(unaudited)

	Year Ended December 31,
($ in thousands)	2013	2012
Performance Ratios:
Efficiency ratio	45.06	39.14
Consolidated Statement of Operations Adjustments(1):
Operating expenses	$49,476	$46,297
Less: non-cash equity compensation expense (2)	4,249	7,190

Adjusted operating expenses	$45,227	$39,107

	Year Ended December 31,
	2013	2012
Risk-adjusted revenue
Net interest income after provision for credit losses	$77,064	$75,703
Non-interest income	13,563	11,571

Risk-adjusted revenue	$90,627	$87,274

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants and option grants.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	December 31, 2013		September 30, 2013		December 31, 2012
Portfolio Data:
First mortgage	$123,029	5.2%	$110,212	5.4%	$177,462	9.5%
Senior secured asset-based	239,314	10.1	233,426	11.3	201,219	10.7
Senior secured cash flow	1,929,591	81.6	1,643,715	80.0	1,448,182	77.3
Other	73,405	3.1	67,823	3.3	47,400	2.5

Total	$2,365,339	100.0%	$2,055,176	100.0%	$1,874,263	100.0%

Leveraged Finance	$2,005,325	84.8%	$1,717,308	83.6%	$1,499,833	80.0%
Business Credit	236,985	10.0	227,657	11.0	196,952	10.5
Real Estate	123,029	5.2	110,211	5.4	177,478	9.5

Total	$2,365,339	100.0%	$2,055,176	100.0%	$1,874,263	100.0%

Managed loan portfolio
NewStar Financial, Inc. Loan portfolio	$2,192,694		$1,925,027		$1,874,263
Loans owned by NewStar Credit
Opportunities Fund	93,263		416,412		559,328
Loans owned by Arlington Fund (1)	172,645		130,149		—

Total	$2,458,602		$2,471,588		$2,433,591

(1)	Consolidated as a Variable Interest Entity